united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2015 (June 25, 2015)

internet america, INC.

(Exact name of registrant as specified in its charter)

Texas	001-25147	86-0778979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6210 Rothway Street, Suite 100 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

(713) 968-2500

 (Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, pursuant to the terms of that certain Voting Agreement and Irrevocable Proxy dated April 17, 2015 by and among Internet America, Inc. (the “Company”), William E. Ladin, Jr., Ambassador John Palmer, Steven G. Mihaylo and certain entities related to the foregoing persons (the “Voting Agreement”), Justin McClure and Dean Greenberg previously tendered their irrevocable resignations as directors of the Company, with such resignations to become effective only upon the completion of the First Asset Sale Distribution (defined below). The First Asset Sale Distribution was completed, and the resignations of Messrs. McClure and Greenberg became effective, on June 25, 2015.

On June 25, 2015, pursuant to the Voting Agreement, the remaining members of the board of directors of the Company (the “Board”) elected Mr. Mihaylo to fill the vacancy on the Board created by Mr. Greenberg’s resignation becoming effective. There are no transactions in which Mr. Mihaylo has an interest requiring disclosure under Item 404(a) of Regulation S-K. At this time, Mr. Mihaylo is not expected to serve on any committees of the Board. The Voting Agreement, among other things, requires that the stockholder parties thereto take any action necessary to cause the appointment of Mr. Mihaylo to the Board. A more complete description of the Voting Agreement is contained in, and a copy of the Voting Agreement is filed as Exhibit 10.1 to, the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2015 and is incorporated herein by reference.

Also on June 25, 2015, the Board elected Mr. McClure to fill the vacancy on the Board created by his resignation becoming effective. There are no arrangements or understandings between Mr. McClure and any other person pursuant to which he was elected as a director and there are no transactions in which Mr. McClure has an interest requiring disclosure under Item 404(a) of Regulation S-K. At this time, Mr. McClure is not expected to serve on any committees of the Board.

On June 25, 2015, Raymond L. Horn submitted his resignation as the Company’s Executive Vice President and Chief Operating Officer with such resignation to become effective on July 10, 2015. At this time, the Company does not expect to fill the vacancy created by Mr. Horn’s resignation.

Item 8.01	Other Events.

On June 25, 2015, pursuant to the Company’s plan of liquidation, the Company completed the first distribution by the Company to its shareholders of substantially all proceeds from the previously reported and completed sale of substantially all of its operating assets (other than those amounts currently held in escrow which shall be distributed when those funds are released) and from cash in the bank in an amount equal to $0.68 per share of the Company’s common stock (the “First Asset Sale Distribution”). The company will continue with it’s plan of liquidation and other possible distributions, and a copy of the Plan of Liquidation filed as Exhibit 2.2 to, the Company’s Current Report on Form 8-K, filed with SEC on June 16, 2015, and as incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2015
INTERNET AMERICA, INC.

	By:	/s/ William E. Ladin, Jr.
William E. Ladin, Jr.
Chief Executive Officer